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                                                                    EXHIBIT 10.2





                          REGISTRATION RIGHTS AGREEMENT
                          dated as of November 3, 1998
                                     between
                           APRIA HEALTHCARE GROUP INC.
                                       and
                           RELATIONAL INVESTORS, LLC,
                     ON BEHALF OF THE ENTITIES NAMED HEREIN

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                          REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT, dated as of November 3, 1998, between Apria Healthcare Group Inc., a Delaware corporation (the "Company") and Relational Investors, LLC, a Delaware limited liability company (together with its affiliates, "Relational"), on behalf of each of the entities set forth on Annex A to the Standby Purchase Agreement (as defined below) (collectively with Relational, the "Investors") .


                              W I T N E S S E T H :

          WHEREAS, the Company proposes to distribute to its stockholders rights ("Rights") to purchase approximately $50,000,000 aggregate principal amount of its 10% Convertible Subordinated Debentures due 2004, with the exact aggregate principal amount being equal to the number of shares of common stock outstanding on the record date for distribution of the Rights (the "Debentures"). The offering of the Debentures pursuant to the Rights is referred to herein as the "Rights Offering";

          WHEREAS, the parties hereto entered into a Standby Purchase Agreement dated as of November 3, 1998 (the "Standby Purchase Agreement"), pursuant to which the Investors agreed to subscribe to purchase all Debentures not purchased by other holders of Rights;

          WHEREAS, the Company hereby agrees to grant the Investors the registration rights contained herein in consideration of their agreement to purchase all Debentures not purchased by other holders of Rights; and

          WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to provide for certain matters with respect to the governance of the Company and desire to enter into this Agreement in order to effectuate that purpose.


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          NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:


                         ARTICLE I. Certain Definitions.

          As used in this Agreement, the following terms shall have the following meanings:

          "affiliate" shall mean with respect to any Person, (a) any Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, (b) any Person who is a director or executive officer, (i) of such Person, (ii) of any subsidiary of such Person, or (iii) of any Person described in the foregoing clause (a), or (c) any spouse, parent, sibling, mother-in-law, father-in-law, brother-in-law, sister-in-law, aunt, uncle, first cousin or direct descendant of any Person described in the foregoing clause (b). For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of 50% or more of the outstanding shares of voting Capital Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement" shall mean this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

          "Closing Date" shall have the meaning specified in the Standby Purchase Agreement.

          "Common Stock" shall mean the Common Stock, par value $0.001 per share, of the Company.

          "Company" shall have the meaning assigned to such term in the preamble.

          "Company Securities" shall have the meaning assigned to such term in
Section 2.1(g).

          "Credit Agreement" shall mean that Credit Agreement dated as of August 9, 1996, between the Company and certain of its subsidiaries, Bank of America, National Trust and Savings Association, Nationsbank of Texas, N.A. and other financial institutions from time to time party, as amended.

          "Exchange Act" shall mean, as of any date, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Holder Request" shall have the meaning assigned to such term in
Section 2.1(a).


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          "initial shares" shall have the meaning assigned to such term in
Section 2.3(e).

          "NASD" means the National Association of Securities Dealers, Inc., or any successor regulatory body exercising similar functions.

          "Person" shall mean an individual or a corporation, limited liability company, association, partnership, joint venture, organization, business, individual, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

          "Public Offering" shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Securities Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other successor form).

          "Registrable Securities" shall mean the following:

          (a) all shares of Common Stock (i) outstanding on the date hereof or hereafter acquired by any Investor or its affiliates or (ii) issuable under warrants, options or convertible securities outstanding on the date hereof or hereafter issued to any Investor or its affiliates, including, without limitation, the Debentures; and

          (b) any shares of Common Stock issued or issuable by the Company in respect of any shares of Common Stock referred to in the foregoing clause
     (a) by way of a pay- in-kind dividend, stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company.

          As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act, (iii) they shall have been otherwise transferred or disposed of by the Investors, (iv) the Company shall have received a written opinion of counsel reasonably acceptable to the Investors or no action advice from the SEC to the effect that such securities may be sold by the Investors without the requirement of registration or qualification under the Securities Act or (v) they shall have ceased to be outstanding.


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          "Registration Expenses" shall mean any and all out-of-pocket expenses incident to the Company's performance of or compliance with Article III hereof, including, without limitation, all SEC, stock exchange or NASD registration and filing fees, all fees and expenses of complying with all applicable federal and state securities laws and blue sky laws (including the reasonable fees and disbursements of underwriters' counsel in connection with blue sky qualifications and NASD filings), all fees and expenses of the transfer agent and registrar for the Registrable Securities, all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one firm of counsel retained by each Investor participating in the registration, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.

          "SEC" shall mean the Securities and Exchange
Commission.

          "Securities Act" shall mean, as of any date, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                        ARTICLE II. Registration Rights.

                       Section II.1. Demand Registrations.

          (a) At any time after the first anniversary of the Closing Date, and until the later of (i) the fifth anniversary of the Closing Date and (ii) such time as the Investors own less than 10.0% of the outstanding Common Stock of the Company (assuming, for such purpose, the conversion of all outstanding Debentures), one or more Investors (the "Requesting Investors") may request in writing that the Company effect the registration under the Securities Act of all or part of their Registrable Securities, specifying in the request the number and types of Registrable Securities to be registered by each such holder and the intended method of disposition thereof (such notice is hereinafter referred to as a "Holder Request"). Upon receipt of such Holder Request, the Company will promptly give written notice of such requested registration to all other holders of Registrable Securities, which other holders shall have the right, subject to the provisions of Section 2.1(h) hereof, to include the Registrable Securities held by them in such registration and thereupon the Company will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

          (i) the Registrable Securities which the Company has been so requested to register by the Requesting
     Investors; and


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          (ii) all other Registrable Securities which the Company has been requested to register by any other holder thereof (the "Other Holders" and, together with the Requesting Investors, the "Selling Holders") by written request given to the Company within 30 calendar days after the giving of such written notice by the Company.

all to the extent necessary to permit the disposition of the Registrable Securities so to be registered pursuant to an Underwritten Offering or by such other method of disposition as the Requesting Investors may specify in the Holder Request; provided, however, that the Company shall not be obligated to file a registration statement pursuant to any Holder Request under this Section 2.1(a);

               (A) Unless the Company shall have received requests for such registration with respect to Registrable Securities (i) constituting at least 20% of the Registrable Securities (assuming, for the purpose of calculating such percentage, the conversion of all outstanding Debentures) and (ii) having a market value of at least $5.0 million; or

               (B) Within a period of 6 months after the effective date of any other registration statement relating to any registration request under this Section 2.1(a); or

               (C) Within three (3) months of the effective date of any registration statement for equity securities of the Company (other than on Form S-8 or Form S-4 or any successor form).

          (b) Notwithstanding the foregoing provisions of Section 2.1(a), and except as provided in Section 2.1(h), the Company shall not be obligated to file more than an aggregate of two (2) registration statements pursuant to this
Section 2.1.

          (c) If the Company proposes to effect a registration requested pursuant to this Section 2.1 by the filing of a registration statement on Form S-3 (or any successor short-form registration statement), the Company will comply with any request by the managing underwriter to effect such registration on another permitted form if such managing underwriter advises the Company that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, provided that the incremental additional cost of using such other form is borne by the Requesting Holder.


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          (d) A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (unless the failure to so dispose of such Registrable Securities shall be caused solely by reason of a failure on the part of the Selling Holders); provided that such period need not exceed 60 days; (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable solely to the Selling Holders or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than solely by reason of a failure on the part of the Selling Holders.

          (e) The Company will pay all Registration Expenses in connection with each of the registrations of Registrable Securities effected by it pursuant to this Section 2.1.

          (f) Subject to any existing commitments of the Company, the Requesting Investors shall have the right to select the investment bank (or investment banks) that shall manage the offering (collectively, the "managing underwriter") involving a registration under this Section 2.1; provided that such managing underwriter is reasonably acceptable to the Company.

          (g) Whenever a requested registration pursuant to this Section 2.1 involves a firm commitment underwriting (an "Underwritten Offering"), the only shares that may be included in such Underwritten Offering are (i) Registrable Securities, and (ii) securities of the Company which are not Registrable Securities, but which are includable by the holders thereof upon exercise "demand" or "piggyback" registration rights similar to those applicable to Registrable Securities pursuant to Sections 2.1 or 2.2 or securities offered for sale by the Company ("Company Securities").

          (h) If a registration pursuant to this Section 2.1 involves an Underwritten Offering and the managing underwriter shall advise the Company that, in its judgment, the number of shares proposed to be included in such Underwritten Offering exceeds the number which can be sold in such offering so as to be reasonably likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering, then the Company will promptly so advise each holder of Registrable Securities and Company Securities that has requested registration, and the Company Securities, if any, shall first be excluded from such Underwritten Offering to the extent necessary to meet such limitation; and if further exclusions are necessary to meet such limitation, Registrable Securities requested to be registered pursuant to Section 2.1(a)(i) or Section 2.1(a)(ii) shall be excluded pro rata, based on the respective numbers of shares of Common Stock as to which registration shall have been requested by such Persons. If the number of Registrable Securities requested to be registered pursuant to Section 2.1(a)(i), but that are excluded from registration pursuant to this Section 2.1(h), is equal or greater to 25% of the total number of Registrable Securities requested to be so registered, then such registration by the Company shall not count as a registration for the purposes of Section 2.1(b) only.


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          (i) It is hereby further agreed that with respect to any registration requested pursuant to this Section 2.1 the Company may defer the filing or effectiveness of any registration statement related thereto (or cause sales to cease under any previously filed registration statement) for a reasonable period of time not to exceed 120 days after such request if (A) the Company is, at such time, working on an underwritten public offering of Common Stock and is advised by its managing underwriter(s) that such offering would in its or their opinion be adversely affected by such filing or (B) the Company determines, in its good faith and reasonable judgment, that any such filing or the offering of any Registrable Securities would materially impede, delay or interfere with any material proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company; provided that, with respect to clause (B), the Company gives the Requesting Investors written notice of such determination; and provided further, however, with respect to both clauses (A) and (B), the Company shall not be entitled to postpone such filing or effectiveness (or to cause sales under an existing registration statement to cease) if, within the preceding 12 months, it had effected two postponements pursuant to this paragraph (i) and, following such postponements, the Registrable Securities to be sold pursuant to the postponed registration statements were not sold (for any reason).

          Section II.2. Piggyback Registrations.

          (a) If the Company at any time proposes to register any of its equity or debt securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms thereto), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice to all the holders of Registrable Securities promptly of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, (x) whether or not such registration will be in connection with an underwritten offering of Registrable Securities and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the range of prices (net of any underwriting commissions, discounts and the like) at which the Registrable Securities are reasonably expected to be sold) if such disclosure is reasonably acceptable to the managing underwriter. Upon the written request of any such holder delivered to the Company within 30 calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all the Registrable Securities that the Company has been so requested to register; provided, however, that:


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               (i) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities who made a request as provided herein and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the holders of the Registrable Securities to request that such registration be effected as a registration under Section 2.1; and

               (ii) If such registration involves an Underwritten Offering, all holders of Registrable Securities requesting some or all of their Registrable Securities to be included in the Company's registration must sell that portion of their Registrable Securities to the underwriters on the same terms and conditions as apply to the Company and the other holders participating therein; provided that prior to the effective date of the registration statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter of the price at which such securities are to be sold, if such price is below the range of prices which the Company indicated to all holders of Registrable Securities in accordance with Section 2.2(a)(y), the Company shall so advise such holders participating in the Underwritten Offering (the "Participating Holders") of such price, and such Participating Holder shall then have the right to withdraw its request to have its Registrable Securities included in such registration statement.

No registration effected under this Section 2.2 shall. relieve the Company of its obligation to effect registration upon request under Section 2.1.

          (b) The Company shall not be obligated to effect any registration of Registrable Securities under this Section 2.2 incidental to the registration of any of its securities (on Form S-4, Form S-8 or any successor or similar form) in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.


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          (c) The Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this Section 2.2 shall be paid by the Company.

          (d) If a registration pursuant to this Section 2.2 involves an Underwritten Offering and the managing underwriter advises the Company that, in its opinion, the number of securities proposed to be included in such registration exceeds the number which can be sold in such offering so as to be reasonably likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering, the Company will include in such registration (A) first, the Company Securities being registered for issuance by the Company or pursuant to "demand" registration rights and/or any Registrable Securities being registered pursuant to Section 2.1 (in accordance with the priorities set forth in Section 2.1, if applicable), and (B) second, the number of Registrable Securities requested to be included in such registration pursuant to this Section 2.2 and/or Company Securities requested to be included in such registration pursuant to "piggyback" registration rights on a pro rata basis, based upon the respective number of shares of Common Stock as to which registration shall have been requested by all such persons.

          (e) In connection with any Underwritten Offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 2.2, the Company shall have the right to select the managing underwriter with respect to the offering; provided that such managing underwriter is reasonably acceptable to each Investor if Registrable Securities of such Investor are being registered in connection therewith.

          Section II.3. Registration Procedures.

          (a) If and whenever the Company is required to effect or cause the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 or 2.2, the Company will, as expeditiously as possible:

               (i) Prepare and, in any event within 60 calendar days after the end of the period within which requests for registration may be given to the Company, file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective, provided that the Company may discontinue any registration of its securities that is being effected pursuant to Section 2.2 at any time prior to the effective date of the registration statement relating thereto.


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               (ii) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period as may be requested by any Investor (if Registrable Securities of such Investor are being registered) not exceeding sixty days and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, provided that before filing a registration statement or prospectus relating to the sale of Registrable Securities, or any amendments or supplements thereto, the Company will furnish to counsel and to each holder of Registrable Securities covered by such registration statement or prospectus, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, and the Company will give reasonable consideration in good faith to any comments of such counsel.

               (iii) Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such Person may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities.

               (iv) Use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller, in such jurisdictions, except that the Company shall not for any such purpose be required (A) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.3(a)(iv), it is not then so qualified, or (B) to subject itself to taxation in any such jurisdiction, or (C) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject.

               (v) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

               (vi) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 2.3(a)(ii), if the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, deliver a reasonable number of copies of an amended or supplemented prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (vii) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, in each case as soon as praticable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

               (viii) Use its reasonable best efforts in cooperation with the underwriters to list such Registrable Securities on whatever national securities exchange such securities are then listed.

               (ix) In the event the offering is an Underwritten Offering, use its reasonable best efforts to obtain a "cold comfort" letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by such letters and as the underwriters and any Investor may reasonably request (if Registrable Securities of such Investor are being registered), in order to effect an underwritten public offering of such Registrable Securities.

               (x) Execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in customary form, including, without limitation, indemnities to the effect and to the extent provided in Section 2.4) and take such other actions and obtain such certificates and opinions as the underwriters and any Investor may reasonably request (if Registrable Securities of such Investor are being registered) in order to effect an underwritten public offering of such Registrable Securities.

               (xi) Make available for inspection by the seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

               (xii) Obtain for delivery to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form and scope reasonably satisfactory to such underwriter or agent and their counsel.

               (xiii) Provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date later that the effective date of such registration.

          (b) Each holder of Registrable Securities will, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 2.1(i) or Section 2.3(a)(vi), forthwith discontinue disposition of the Registrable Securities pursuant to any registration statement and prospectus covering such Registrable Securities until, as applicable, (i) such holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 2.3(a)(vi) or (ii) sales are permitted to resume under Section 2.1(i).

          (c) If a registration pursuant to or described in Section 2.1 or 2.2 involves an Underwritten Offering, each holder of Registrable Securities agrees, whether or not such holder's Registrable Securities are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such Underwritten Offering), without the consent of the managing underwriter, during a period commencing seven calendar days before and ending 90 calendar days (or such lesser, number as the managing underwriter shall designate) after the effective date of such registration.

          (d) If a registration pursuant to or described in Section 2.1 or 2.2 involves an Underwritten Offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such holder has agreed with the Company or the managing underwriter to limit its rights under this Section 2.3; provided, however, that if a holder of Registrable Securities that has requested a registration pursuant to Section 2.1 withdraws its request after a registration statement has been filed in response to such request, the Investors shall be deemed to have used one of the two (2) demand registrations provided for under Section 2.1 unless such holder reimburses the Company for all of its costs in connection with preparing and filing such registration statement.

          (e) It is understood that in any Underwritten Offering in addition to any shares of stock (the "initial shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional shares of stock (the "option shares") equal to 15% of the initial shares (or such other maximum amount as the NASD may then permit), solely to cover overallotments. Option shares to be sold shall be allocated in accordance with the provisions of Sections 2.1(h) and 2.2(d), as applicable.

          Section II.4.  Indemnification.

          (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2.1 or 2.2, the Company will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective directors, officers, employees and agents or general and limited partners (and directors, officers, employees and agents thereof) and, if such seller is a portfolio or investment fund, its investment advisors or agents, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any underwriter within the meaning of the Securities Act, as follows:

               (i) against any and all loss, liability, claim, damage or expense whatsoever, promptly after submission for payment, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including any information included therein pursuant to Rule 430A under the Securities Act (the "Rule 430A Information") if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a registration statement (or any amendment thereto), including the Rule 430A Information, which were not made in reliance upon and in conformity with written information furnished to the Company by the Investors expressly for use in a registration statement (or any amendment thereto);

               (ii) against any and all loss, liability, claim, damage or expense whatsoever, promptly after submission for payment, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company (which shall not be unreasonably withheld); and

               (iii) against any and all expense whatsoever, promptly after submission for payment (including, subject to Section 2.4(c) hereof, the reasonable fees and disbursements of counsel for the indemnified parties), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or of any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any indemnified party expressly for use in the registration statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or prospectus (or any amendment or supplement thereto).

          (b) Each indemnified party severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the registration statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage or expense described in the indemnity contained in subsection (a)(i) of this Section, promptly after submission for payment, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the registration statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the registration statement (or any amendment thereto) or such preliminary prospectus or prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability except to the extent the indemnifying party is materially prejudiced thereby. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action, with counsel chosen by it and approved by the indemnified parties in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from, conflicting with or in addition to those available to such indemnifying party. Absent any such difference or conflict, if an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel retained for local procedural and practice matters) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 2.4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, (iii) does not impugn the reputation of any indemnified party and (iv) does not restrict any indemnified party from engaging in any activity.

          (d) The Company and each seller of Registrable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

          Section II.5. Contributions. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section 2.4 is for any reason not available or insufficient for any reason to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under
Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities by taking into account the portion of the proceeds of the offering realized by each, and the relative fault of each party by taking into account the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 2.4 were available. The Company and each such seller agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the public offering price of the Registrable Securities. For purposes of this
Section 2.5, each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or a seller of Registrable Securities, as the case may be.

          Section II.6. Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements,

                            ARTICLE III. Termination.

          Section III.1. Termination. Except as specifically provided elsewhere in this Agreement, this Agreement shall terminate with respect to any Investor when such Investor no longer owns any Registrable Securities.


                           ARTICLE IV. Miscellaneous.

          Section IV.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally to the recipient, one day after being sent to the recipient by reputable overnight express courier service (charges prepaid), five days after being mailed to the recipient (postage prepaid) or upon confirmation if transmitted by any standard form of telecommunication. Notices shall be directed as follows:

     To Relational Investors, LLC:

          Relational Investors, LLC
          4330 La Jolla Village Drive,
          Suite 220
          San Diego, California  92122
          Telephone:  (619)  597-9400
          Telecopy:  (619)  597-8200
          Attn:  John Sullivan

     with a copy to:

          Sullivan & Cromwell
          1888 Century Park East
          21st Floor
          Los Angeles, California  90067-1725
          Telephone:  (310)  712-6600
          Telecopy:  (310)  712-8800
          Attn:  Alison Ressler

     To the Company:

          Apria Healthcare Group Inc.
          3560 Highland Avenue
          Costa Mesa, California 92626
          Telephone: (714) 427-2000
          Telecopy: (714) 427-4332
          Attn:  Robert Holcombe

     with a copy to:

          Gibson, Dunn & Crutcher LLP
          333 South Grand Avenue
          Los Angeles, California  90071
          Telephone:  (213) 229-7000
          Telecopy: (213) 229-7520
          Attn:  Andrew E. Bogen, Esq.

          Section IV.2. Parties. This Agreement shall each inure to the benefit of and be binding upon the Investors and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Investors and the Company and their respective successors and the controlling persons and officers and directors and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Investors and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Debentures from any Investor shall be deemed to be a successor by reason merely of such purchase.

          Section IV.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in said state.

          Section IV.4. Miscellaneous.

          (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and each of the Investors, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          (b) No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto except that the Investors may without such consent assign their rights hereunder to one or more of their respective affiliates.

          (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

          (d) The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                              APRIA HEALTHCARE GROUP INC.


                              By:     /s/ Philip L. Carter
                                      --------------------------------
                              Title:  Chief Executive Officer


                              RELATIONAL INVESTORS, LLC


                              By:      /s/ Ralph V. Whitworth
                                       -------------------------------
                                       Authorized Signatory